Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Appendix A – Financial Highlights” in the Prospectus and “Portfolio Holdings Disclosure” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated June 20, 2025, and each included in this Post-Effective Amendment No. 290 to the Registration Statement (Form N-1A, File 033-59474) of Principal Funds, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated October 24, 2024, with respect to the financial statements and financial highlights of Blue Chip Fund, Bond Market Index Fund, Capital Securities Fund, Diversified Real Asset Fund, Edge MidCap Fund, Global Multi-Strategy Fund, Global Listed Infrastructure Fund (formerly Global Sustainable Listed Infrastructure Fund), International Equity Index Fund, International Small Company Fund, Opportunistic Municipal Fund, Origin Emerging Markets Fund, Small-MidCap Dividend Income Fund, Spectrum Preferred and Capital Securities Income Fund (13 of the funds constituting
Principal Funds, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended August 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
June 20, 2025